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Exhibit 10

                             KELLY SERVICES, INC.
                          PERFORMANCE INCENTIVE PLAN

         (As Amended and Restated by Action of the Board of Directors)

                      (March 29, 1996 and April 14, 2000)

Section 1-Purposes

          This KELLY SERVICES, INC. PERFORMANCE INCENTIVE PLAN (the "Plan") provides for long-term incentive compensation to those key officers and employees of Kelly Services, Inc. (the "Company") or any Affiliated Entity, who, from time to time, may be selected for participation. The Plan is intended to provide incentives and rewards for such employees (i) to support the execution of the Company's business strategies and the achievement of its goals and (ii) to associate the interests of employees with those of the Company's stockholders.

Section 2-Certain Additional Definitions and Rules of Construction

          (a) The terms set forth in quotation marks below have the following meanings under the Plan:

                 "Additional Shares" means immediately vested shares of Company Stock awarded pursuant to Section 9(A)(c) of the Plan.

                 "Affiliated Entity" means a corporation, partnership or other business enterprise in which the Company directly or indirectly has a significant equity interest under United States generally accepted accounting principles.

                 "Award" means a Restricted Award, Performance Award, award of Additional Shares, Option, SAR or Foreign Award granted under the Plan.

                 "Board" means the Board of Directors of the Company.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Committee" means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. The Committee shall not include any person who is an employee of the Company or who otherwise would not be considered a disinterested person within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

                 "Company Stock" means the Class A Common Stock, $1.00 par value, of the Company.

                 "Deferred Compensation Plan" means a plan of the Company or an Affiliated Entity the terms of which satisfy all conditions necessary to assure the deductibility under Section 162(m) of all compensation payable in connection with Performance Share Unit Awards and which permits an Employee voluntarily to defer receipt of stock that otherwise would be payable in settlement of a Share Unit Award.

                 "Disabled" means the total and permanent inability of an Employee by reason of sickness or injury to perform the material duties of such Employee's regular occupation with his or her Employer where such inability has existed for at least six continuous months.

                 "Disability" means the condition of being Disabled.

                 "Employee" means an employee of the Company or an Affiliated Entity.

                 "Employer" means the Company or the Affiliated Entity which employs an Employee at any given time.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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                 "Fair Market Value" means (1) as of any given date on which
          Company Stock is authorized for quotation in the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") as a NASDAQ National Market System Security, the average of the high and low trading prices for a share of Company Stock reported by NASDAQ for such date (or, if no sale is so reported for such date, for the latest preceding date on which such a sale was so reported) and (2) as of any other given date, the fair market value of a share of Company Stock as determined in good faith by the Committee.

                 "Foreign Award" means an award granted pursuant to Section 10 of the Plan.

                 "Incentive Stock Option" or "ISO" means an Option that meets the requirements of Section 422 of the Code (or any successor provision in effect at a relevant time) and that is identified as intended to be an ISO in the written agreement evidencing the Option.

                 "Nonqualified Stock Option" or "NQSO" means an Option that is not an ISO.

                 "Option" means an Option to purchase Company Stock granted pursuant to Section 6 of the Plan.

                 "Over-10% Owner" means an owner of over 10% of the total combined outstanding voting power of all classes of capital stock of the Company.

                 "Performance Award" means an award of Performance Shares or Performance Share Units.

                 "Performance Shares" and "Performance Share Units" mean, respectively, shares of Company Stock and Share Units granted under
          Section 9 of the Plan which, until vested, are subject to forfeiture.

                 "Restoration Option" has the meaning set forth in Section 6(f) of the Plan.

                 "Restricted Award" means an award of Restricted Shares or Restricted Share Units.

                 "Restricted Shares" and "Restricted Share Units" mean, respectively, shares of Company Stock and Share Units granted under
          Section 8 of the Plan which, until vested, are subject to forfeiture.

                 "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3, as amended.

                 "Section 16 Reporting Person" means a person required by
          Section 16 of the Exchange Act and related rules to file reports concerning such person's ownership of and transactions in Company equity securities.

                 "Section 162(m)" means Section 162(m) of the Code (or such successor section as may be in effect at a given time), together with the regulations of the U.S. Department of the Treasury promulgated thereunder.

                 "Senior Executive Officer" means, for purposes of Section 9B, an Employee who is an officer of the Company at or above the rank of Vice President and who is designated as such by the Committee at the time of grant.

                 "Share Unit" means a unit available for award under the Plan which: (1) upon vesting or payout, shall entitle the holder to receive from the Company for each Share Unit vested or paid, a share of Company Stock, and (2) until settled after vesting, or until forfeited, shall entitle the holder to be paid by the Company the equivalent of any cash dividend paid on Company Stock to which the holder would have been entitled if, on the date of grant of such Share Unit, the grantee of the Share Unit had instead been granted a Restricted Share or Performance Share.

                 "Stock Appreciation Right" or "SAR" means a right granted pursuant to Section 7 of the Plan which, upon exercise, shall entitle the holder to receive from the Company the Fair Market Value of a share of Company Stock on the exercise date, minus the Fair Market Value of such a share on the date of grant of the Option to which such right is related.

          (b) All references herein to the "issuance" of shares, to shares "issued" or "issuable," and the like, are intended to include transfers of previously issued shares held in the treasury of the Company ("treasury shares"), as well as new issuances of authorized but previously unissued shares as determined from time to time by the Board.
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Section 3-Administration

          The Plan shall be administered by the Committee which, subject to such limitations as are expressly set forth in the Plan, shall make recommendations with respect to granting Awards and determining the type, amount and other terms and conditions of each Award. Each Award shall be recommended subject to review and approval by a majority of the full complement of those members of the Board who are "disinterested persons" as that term is used in Rule 16b-3 (or any successor provision in effect at the time). Awards shall not be deemed to be granted unless and until so approved. The Committee shall have authority to prescribe the forms of written agreements to evidence Awards, to interpret the Plan and the provisions of such agreements, to adopt administrative rules and procedures concerning administration of the Plan and to take such other action as it determines to be necessary, advisable, appropriate or convenient for the administration of the Plan in accordance with its purposes. The Committee may delegate to the chief executive officer of the Company, if also a director, some or all of its authority to grant Awards under the Plan to Employees who are not
Section 16 Reporting Persons, in which case actions taken by the chief executive officer pursuant to such delegated authority shall have the same effect as if taken by the Committee. The Committee may delegate performance of record-keeping and other ministerial functions concerning the Plan and its day-to-day operations to such persons as it may specify from time to time.

Section 4-Eligibility for Awards; No Requirement of Uniformity

          Any type of Award may be granted to any Employee at any time, except that Foreign Awards may only be granted to such Employees as are permissible grantees under Section 10 of the Plan. The type, amount and other terms and conditions of an Award made to a grantee at any given time need not be the same as for any other Award granted then or at any other time to the same or any other grantee.

Section 5-Maximum Number of Shares

          At any given time, the maximum number of shares of Company Stock which may be issued as Restricted Shares or Units, Performance Shares or Units, Additional Shares or similar Foreign Awards and made subject to future issuance in settlement of Options (whether or not with related SARs), Share Units or Foreign Awards shall be 10% of the number of shares of Company Stock that were outstanding (exclusive of treasury shares) as of the end of the immediately preceding Company fiscal year (rounded downward, if necessary to eliminate fractional shares),

          (a) minus the sum of:

                 (1) the number of shares awarded as Restricted Shares, Performance Shares or Additional Shares during the period consisting of the immediately preceding four complete fiscal years of the Company and its then-current fiscal year to date (the "Adjustment Period");

                 (2) the number of Share Units awarded during the Adjustment Period;

                 (3) the number of shares made subject to Options granted (including Restoration Options arising) during the Adjustment Period; and

                 (4) the total number of shares issued as Foreign Awards, and the maximum number of shares which in the future may be issued in settlement of Foreign Awards, granted during the Adjustment Period,

          (b) plus the sum of:

                 (1) the number of shares as to which Options have expired or terminated during the Adjustment Period for any reason other than exercise of such Options or of related SARs;

                 (2) the number of shares as to which Restricted Awards and Performance Awards granted during the Adjustment Period have since been forfeited and not vested; and

                 (3) the number of shares transferred to the Company (actually or constructively) to satisfy the exercise price of an outstanding Option during the Adjustment Period.

          In addition to the foregoing, in no event may the total number of shares covered by outstanding ISOs plus the number of shares issued in settlement of exercised ISOs, whenever granted, exceed 4,000,000 shares.

          Any stock options, SARs or other equity-based awards assumed by the Company in a merger or acquisition of another company shall not count against the shares available for Award under the Plan.
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Section 6-Options

          (a) Incentive Stock Options and Nonqualified Stock Options. At the time of grant of an Option, it shall be specified whether it is intended to be an Incentive Stock Option or a Nonqualified Stock Option, and the agreement evidencing such Option shall designate the Option accordingly. In connection with the grant of any Option intended to be an ISO, the Committee may prescribe such terms and conditions, other than those specified in the Plan, as it deems desirable to qualify the Option as an incentive stock option under the Code. If for any reason an Option (or any portion thereof) intended by the Committee to be an ISO nevertheless does not so qualify, either at the time of grant or subsequently, such failure to qualify shall not invalidate the Option (or such portion), and instead the nonqualified portion (or, if necessary, the entire Option) shall be deemed to have been granted as a Nonqualified Stock Option irrespective of the manner in which it is designated in the Option agreement.

          (b) Number of Shares and Exercisability. The number of shares subject to an Option, the time at which the Option or any portion thereof first becomes exercisable (which time may, but need not, be coincident with the date of grant) and the latest date on which the Option may be exercised (the "expiration date") shall be as specified at the time of grant; provided, however, that the expiration date for any ISO granted to an Over-10% Owner may be no later than five years, and the expiration date for any other Option may be no later than ten years, after the date of grant of the Option and provided further that the maximum number of shares which may be granted as Options (whether or not in tandem with SARs) during any consecutive five calendar years to any single Employee shall be 750,000, subject to adjustment under Section 13 of the Plan. The Committee may, in its discretion, accelerate the exercisability of any Option (or Option portion) at any time or provide for automatic acceleration of exercisability of any Option (or portion) upon the occurrence of such events as it may specify, except that no acceleration of exercisability of an ISO or any portion thereof shall be effective without the consent of the Option holder if such acceleration would cause the ISO or any other ISO of such holder (or any portion thereof) to become a Nonqualified Stock Option. During the lifetime of the grantee of an Option, the Option may be exercised only by the grantee or the grantee's legal representative.

          (c) Exercise Price. Unless a higher price is specified at the time of grant, the per share exercise price of each Option shall be the Fair Market Value of a share of Company Stock on the date of grant, except that the per share exercise price of any ISO granted to an Over-10% Owner shall be at least equal to 110% of such Fair Market Value on the grant date.

          (d) Exercise Procedures and Payment. The holder of an exercisable Option (or Option portion) may exercise it in whole or in part by complying with such procedures for exercise as are then in effect and tendering payment in full of the aggregate exercise price for the number of shares in respect of which the Option is then being exercised. Except to the extent further restricted or limited at the time of grant, payment may be made (1) entirely in cash or (2) by delivery of whole shares of Company Stock owned by the Option holder and the balance in cash. Shares delivered in payment shall be valued at their Fair Market Value on the date of delivery.

          (e) Effect of Employment Termination. The Committee shall determine the disposition of the grant of each Option in the event of the retirement, disability, death or other termination of employment of an Employee.

          (f) Restoration Options. At the time of grant of an Option (for purposes of this paragraph an "original Option") that is not itself a Restoration Option (as hereinafter defined), or at the time a Restoration Option arises, or at any other time while the grantee continues to be eligible for Awards and the original or Restoration Option (the "prior Option") is outstanding, the Committee may provide that the prior Option also shall carry with it a right to receive another Option (a "Restoration Option") if, earlier than six months before the expiration date of the prior Option, the grantee exercises the prior Option (or a portion thereof) while still an Employee and pays all or some of the relevant exercise price in shares of Company Stock that have been owned by the grantee for at least six months prior to exercise. In addition to any other terms and conditions (including additional limitations on exercisability) that the Committee deems appropriate, each Restoration Option shall be subject to the following:

                 (1) the number of shares subject to the Restoration Option shall be the lesser of (i) the number of whole shares delivered in exercise of the prior Option or (ii) the number of shares of Company Stock which may be made subject to future issuance in settlement of Options pursuant to Section 5 of the Plan and the per person grant limits set forth in Section 6(b) at the time the Restoration Option arises;

                 (2) the Restoration Option automatically shall arise and be granted (if ever) at the time of payment of the relevant exercise price in respect of the prior Option;

                 (3) the per share exercise price of the Restoration Option shall be the Fair Market Value of a share of Company Stock on the date the Restoration Option arises;

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                 (4) the expiration date of the Restoration Option shall be the same as that of the prior Option;

                 (5) the Restoration Option shall first become exercisable six months after it arises; and

                 (6) the Restoration Option shall be a Nonqualified Stock
          Option.

Section 7-Stock Appreciation Rights

          (a) Grant, Exercisability and Termination. At the time of grant of an Option, or at any time while the Option is outstanding and the Option holder continues to be eligible to receive Awards, Stock Appreciation Rights may be granted to the holder with respect to some or all of the shares covered by the Option. The only persons entitled to exercise such SARs shall be the holder of the related Option or such holder's legal representative, and the expiration date of such SARs shall be the same as that of the related Option. SARs shall be exercisable if (and only if) and to the extent that the related Option is then exercisable, except that SARs shall not be exercisable by a Section 16 Reporting Person at any time within six months after the date on which the SARs were granted even if the related Option is then exercisable. Exercise of SARs shall automatically terminate the related Option with respect to that number of shares which equals the number of SARs being exercised, and exercise, cancellation or termination of an Option shall automatically terminate that number of related SARs which equals the number of shares with respect to which the Option is being exercised, canceled or terminated.

          (b) Exercise Procedures and Settlement Elections. Exercisable SARs may be exercised at any time in accordance with such exercise procedures as are then in effect. Except to the extent further restricted at the time of grant, at or prior to exercise of SARs, the holder may elect to have the exercised SARs settled (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the holder and the balance in whole shares of Company Stock plus cash in lieu of any fractional share. If no election is made, the SARs shall be settled in any of the foregoing manners as the Committee shall determine. For purposes of settlement, shares of Company Stock shall be valued as of the settlement date.

Section 8-Restricted Awards

          (a) Restriction Period. At the time of grant of a Restricted Award, the Committee shall establish a period of no less than twelve months with respect to such Restricted Award, which period (the "restriction period") shall commence as of the date of grant. The Committee may provide for the lapse of such restriction period in installments.

          (b) Vesting and Forfeiture. If the grantee of a Restricted Award remains an Employee throughout the applicable restriction period, the entire Restricted Award shall be fully vested and no longer subject to forfeiture as of the end of the restriction period. If the grantee ceases to be an Employee at any time during the restriction period due to death or Disability, that percentage of the total number of Restricted Shares and/or Restricted Share Units comprising such Award which equals the percentage of the entire restriction period by then elapsed shall be vested, and the remainder of such Award shall be forfeited, unless the Committee determines to waive such forfeiture in whole or in part, in which event that portion of the Restricted Award with respect to which the forfeiture has been waived shall be vested. If the grantee otherwise ceases to be an Employee during the restriction period, the Committee shall determine the disposition of the Award.

          (c) Other Matters. Restricted Shares comprising a Restricted Award shall be issued to the grantee as promptly as practicable after grant of the Restricted Award, but the certificates representing such Restricted Shares shall bear an appropriate legend and shall be held by the Company, and any and all non-cash dividends or other distributions upon such Restricted Shares shall be retained and held by the Company, pending vesting or forfeiture of such Restricted Shares. Such retained non-cash dividends and other distributions upon a Restricted Share thereafter shall be vested or forfeited, as the case may be, upon the vesting or forfeiture of such Restricted Share and, in the case of non-cash dividends and other distributions which vest, shall be distributed to the holder of the Restricted Shares as promptly as practicable after the vesting date. Subject to the Plan's limitations on available shares, and except to the extent further limited by the Committee in connection with a given Award of Restricted Share Units (which limitations may be imposed by the Committee at the time of grant of the Award or at any other time while the Award is unvested and the grantee is still an Employee), an Award of Restricted Share Units which vests shall be settled in cash, whole shares of Company Stock (valued at their Fair Market as of the settlement date), or a combination thereof, as the Committee shall determine. The holder of any Award of Restricted Share Units who is eligible to participate in a Deferred Compensation Plan may make an advance election, in accordance with the terms of such Deferred Compensation Plan, to defer settlement of any portion of his or her Restricted Share Unit Award that thereafter becomes payable in stock; otherwise, Restricted Share Units which vest shall be settled in full as soon as practicable after the vesting date.
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Section 9A-Performance Awards and Additional Shares in General

          (a) Performance Period and Goals. At the time of grant of a Performance Award, the Committee shall establish a period of not less than one year nor more than five years with respect to such Performance Award, which period (the "performance period") shall commence as of the first day of the Company fiscal year in which such Award is granted, if it is granted during the first fiscal quarter of such fiscal year, and otherwise shall commence as of the date of grant. At the time of grant of the Performance Award, the Committee also shall establish one or more business performance goals for the applicable performance period and, if more than one has been established, the weight to be given each such goal (collectively, "performance goals"). The performance goals initially established with respect to a Performance Award may be modified and adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established.

          (b) Vesting and Forfeiture. As soon as practicable following the end of the performance period for a Performance Award, the Committee shall determine the extent to which the performance goals for that Award were attained. If the Committee determines that the performance goals have been fully attained, and if the grantee of the Performance Award has remained an Employee throughout the performance period and up to the first anniversary of the grant date occurring after the end of the performance period (the "Grant Anniversary"), the entire Performance Award shall, upon such determination, be fully vested and no longer subject to forfeiture. If the grantee has remained an Employee throughout the performance period and to the Grant Anniversary but the Committee determines that the performance goals were only partially met, or were not met, the Committee nevertheless may determine to permit vesting of all or a portion of the Performance Award, whereupon such Award or portion shall be vested, but any portion of the Award not so vested shall be forfeited. If the grantee ceases to be an Employee at any time during the performance period or through the Grant Anniversary, the consequences thereof shall be the same, adjusted by a performance factor as determined by the Committee, as if the Performance Award had been a Restricted Award and the performance period a restriction period.

          (c) Additional Shares. Following the end of the performance period, the Committee may recommend a grant of Additional Shares to the grantee of a Performance Award if the grantee is then an Employee and the Committee determines that satisfaction of the performance goals for such Performance Award so warrants. Additional Shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

          (d) Other Matters. The provisions of Section 8(c) of the Plan concerning issuance of Restricted Shares, concerning retention of non-cash dividends and other distributions thereon, and concerning subsequent vesting and distribution, or forfeiture, of such non-cash dividends and other distributions also shall apply to Performance Shares, and the provisions thereof concerning settlement of Restricted Share Units also shall apply to Performance Share Units. The Committee may make interim grants of Awards to new participants in a fair and equitable manner.

Section 9B-Performance Awards to Senior Executive Officers

          (a) Special Provisions Applicable. In order to facilitate exemption of compensation paid in connection with Performance Awards to Senior Executive Officers (as defined in Section 2(a) above) from the tax deduction limit imposed by Section 162(m), the special provisions set forth in this Section 9B shall apply to all such Awards, notwithstanding any other provision of the Plan to the contrary. Except as superseded by this Section 9B, all provisions of the Plan applicable to Performance Awards also shall apply to such Awards granted to Senior Executive Officers.

          (b) Timing of Grants. Performance Awards may be granted to Senior Executive Officers only during the first quarter of the Company's fiscal year.

          (c) Limits on Award Amounts. Subject to the general limits on Award amounts set forth in Section 5 and the adjustment provisions of Section 13, the maximum number of Performance Shares and/or Performance Share Units that may be granted to any given Senior Executive Officer with respect to a single performance period is 25,000.

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          (d) Performance Objectives and Payout Schedules. At or prior to the grant of any Performance Award to a Senior Executive Officer, the Committee shall establish one or more objectively determinable performance goals for the Award relating to one or more of the following areas of Company or other business unit performance over the relevant performance period: earnings per share of Company Stock; revenue growth; operating income; net income, before or after taxes; operating cash flow; return on revenues, assets or equity; customer or employee retention; or an index of customer satisfaction. At the same time, the Committee shall establish a "payout" schedule for the Performance Award, which shall range from 100 percent of the Performance Shares and/or Performance Share Units constituting the Award (if actual Company results for the performance period at least equal the performance goal(s) established) to zero percent of such Award (if actual Company results for the period do not at least equal a minimum amount or level specified by the Committee) and shall be structured so as to permit objective determination of payouts over the full range of actual Company results. In connection with establishment of the performance goal(s) for a Performance Award to a Senior Executive Officer, the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not taken into account when actual Company results relating to such goal(s) are calculated, and the only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the established payout schedule for the Performance Award shall be objectively determinable adjustments for the items or events so specified.

          (e) No Discretion to Increase Awards or Waive Forfeitures. In connection with the grant of a Performance Award to a Senior Executive Officer, the Committee may establish other preconditions to payout of the Award, including preconditions the satisfaction of which may call for subjective determinations by the Committee. In addition, the payout on any Performance Award granted to a Senior Executive Officer as calculated pursuant to the payout schedule established for the Award may be reduced by the Committee to the extent it deems appropriate if, in the Committee's judgment, the individual performance of the Senior Executive Officer during the performance period has not warranted the payout so calculated. However, for so long as Section 162(m) may require, in no event shall the payout on any Performance Award granted to a Senior Executive Officer exceed the payout permissible under the Award's payout schedule, and in no event shall any Additional Shares be granted to any Senior Executive Officer.

          (f) Effect of Employment Termination. If a Performance Award is granted to a Senior Executive Officer and prior to the Grant Anniversary the grantee ceases to be an Employee due to the grantee's Disability, that percentage of the total number of Performance Shares and/or Performance Share Units comprising such Award which equals the percentage of the entire performance period by then elapsed shall be unaffected by the employment termination and the unaffected portion of the Award subsequently shall vest or be forfeited or canceled in accordance with the payout schedule, any preconditions, and the provisions of the Plan applicable to the original Award. If, prior to the Grant Anniversary, the grantee's employment terminates due to death, the performance period for such grantee shall terminate at the end of the year in which death occurs (but no later than the normal performance period). The number of Performance Shares and/or Performance Share Units payable to the grantee's estate or beneficiary shall be the maximum award payable, adjusted by a performance factor (the percent of the award earned according to the payout schedule calculated as of the end of the year in which death occurs), times a time factor (a fraction, the numerator of which is the time elapsed between the date of grant and the date of death and the denominator of which is the number of days in the performance period). If the grantee of a Performance Award otherwise ceases to be an Employee before the Grant Anniversary, the Committee shall determine the disposition of the Award.

          (g) Stockholder Approval Requirements. Those aspects of the Plan concerning Performance Awards to Senior Executive Officers for which stockholder approval is required under Section 162(m) shall be disclosed to and submitted for approval by the Company's stockholders at its 1996 annual meeting, and any grants of Performance Awards to Senior Executive Officers occurring prior to such meeting shall be subject to such approval and shall be canceled and of no effect if such approval is not obtained. If such approval is obtained, those aspects of the Plan concerning subsequent grants of Performance Awards to Senior Executive Officers for which additional stockholder approval may become required under Section 162(m) also shall be disclosed to and submitted for approval by the Company's stockholders as and to the extent so required. In no event may any Performance Award be granted to a Senior Executive Officer unless, either any and all of such stockholder approval requirements as Section 162(m) then would impose concerning the Award already have been satisfied, or the Award is granted subject to such approval.

Section 10-Foreign Awards

          The Committee may modify the terms of any type of Award described in
Section 6, 7, 8 or 9A of the Plan for grant to an Employee who is subject to tax or similar laws of a country other than the United States and may grant such modified Award, and structure and grant other types of awards related to appreciation in value of Company Stock, to such an Employee, to the extent that the Committee determines that doing so is necessary or advisable in order to provide such grantee with benefits and incentives comparable (to the extent practically possible) to those which would be provided the grantee by an Award under Section 6, 7, 8 or 9A if the grantee were not subject to such foreign laws.
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Section 11-Certain Provisions Generally Applicable to Awards

          (a) Award Agreements. Each Award granted under the Plan (other than any award of Additional Shares and any similar Foreign Award unless the Committee otherwise determines) shall be evidenced by a written agreement setting forth (including, to the extent appropriate, by incorporating applicable provisions of the Plan) the type, amount and other terms and conditions of such Award, including, in addition to such terms and conditions as are expressly required to be determined by the Committee, all such other terms and conditions not inconsistent with the Plan as the Committee shall have specified with respect to such Award.

          (b) Transfer Restrictions; Potential Forfeiture. No Option or SAR, no unvested Performance Award or Restricted Award, no Foreign Award similar to any of the foregoing, and none of the rights or privileges conferred by any such Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner whatsoever, except that, if the Committee determines that such transfer will not violate any requirements of the Securities and Exchange Commission or the Internal Revenue Service, the Committee may permit an intervivos transfer by gift to or for the benefit of a family member of the grantee. Any attempt to sell, assign, pledge, hypothecate or otherwise transfer any such Award or any of the rights and privileges conferred thereby contrary to the provisions of the Plan shall be void and unenforceable against the Company.

          (c) Overriding Precondition; Potential Forfeiture. It shall be an overriding precondition to the vesting of each Performance Award, Restricted Award and similar Foreign Award and the exercisability of each Option, SAR and similar Foreign Award: (1) that the grantee of such Award not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any Affiliated Entity or otherwise inimical to the best interests of the Company (except that employment with any entity at the request of the Company and employment that has been specifically approved by the Committee shall not be considered an activity in competition with or, in itself, otherwise inimical to the Company or any Affiliated Entity) and (2) that the grantee furnish the Committee with all such information confirming satisfaction of the foregoing condition as the Committee shall reasonably request. If the Committee makes a determination that a grantee, whether while still an Employee or afterward, has engaged in any such competitive or otherwise inimical activity, such determination shall operate to immediately cancel all then outstanding Options, SARs and similar Foreign Awards, and as an immediate forfeiture of all then unvested Restricted Awards, Performance Awards and similar Foreign Awards, theretofore granted to the grantee.

          (d) Tax Withholding. The Committee may make provision for withholding of shares otherwise issuable upon the grant, exercise, vesting or settlement of Awards, including by permitting grantees or other holders to request or to elect such withholding and/or by permitting grantees or other holders to tender other shares of Company Stock owned by such grantee or holder (including Additional Shares, vested Performance Shares and vested Restricted Shares), as a means of satisfying tax withholding obligations arising in connection with the grant, exercise, vesting or settlement of Awards. If the Committee determines to grant the right to make any such election to a grantee or holder, the Committee may condition, limit or qualify such election right in any manner it deems appropriate.

          (e) Stockholder Status. Neither the grantee of an Award, nor any other person to whom the Award or the grantee's rights thereunder may pass, shall be, or have any rights or privileges of, a holder of shares of Company Stock, in respect of any shares issuable pursuant to or in settlement of such Award, unless and until certificates representing such shares have been issued in the name of such grantee or other person.

Section 12-No Right to Employment or Award

          No person shall have any claim or right to be granted an Award, and the grant of an Award shall not confer upon any Employee a right with respect to continued employment by the Company. Further, the Company and each Affiliated Entity reaffirms its at-will employment relationship with its Employees and expressly reserves the right at any time to dismiss a grantee free from any liability or claim, except as provided under this Plan.

Section 13-Adjustments upon Changes in Capitalization

          In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a stock-on-stock dividend or split, spin-off, reverse split or combination of Company Stock, a rights offering, or any other change in the corporate or capital structure of the Company, the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. Any adjustment with respect to an ISO in connection with a transaction to which Section 424(a) of the Code (or any successor provisions then in effect) applies shall be made in accordance therewith unless the Board specifically determines otherwise.

Section 14-Duration, Amendment, Suspension and Termination

          The Plan shall become effective upon approval by the stockholders of the Company entitled to vote thereon, as provided in the Board resolutions adopting the Plan, and shall continue thereafter until terminated by the Board as hereinafter provided. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but no such Board action shall adversely affect the rights of any grantee or other holder of any Award then outstanding or unvested without the consent of such grantee or holder.

          Adopted by the Board of Directors of the Company: March 29, 1996 and April 14, 2000.